Exhibit 24.2
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that, with respect to Registration Statement No. 333-123866 of Endocare, Inc. (the “Registration Statement”), the undersigned hereby constitutes and appoints Craig T. Davenport and Michael R. Rodriguez, and each of them acting individually, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements (including post-effective amendments filed pursuant to Rule 462(b) of the Securities Act of 1933) to the Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ David L. Goldsmith
David L. Goldsmith